As filed with the Securities and Exchange Commission on _________, 1997
                                                Registration Number 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        NATIONAL BANCORP OF ALASKA, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

      Delaware                                                  92-0087646
      --------                                                  ----------
   (State or other                                           (I.R.S. Employer
    jurisdiction                                          Identification Number)
  of incorporation
  or organization)

                       301 West Northern Lights Boulevard
                             Anchorage, Alaska 99510
                            Telephone (907) 276-1132
          (Address of principal executive offices and telephone number)
                             National Bank of Alaska
                         Profit Sharing and 401(k) Plan
                              (Full Title of Plan)

          Edward B. Rasmuson                               Copy to:
         Chairman of the Board                       Brian D. Alprin, Esq.
   National Bancorp of Alaska, Inc.                 Laurence S. Lese, Esq.
  301 West Northern Lights Boulevard             Duane, Morris & Heckscher LLP
       Anchorage, Alaska  99510                       1667 K Street, N.W.
       Telephone (907) 276-1132                            Suite 700
(Name, address and telephone number of             Washington, DC 20006-1608
       agent for service.)                         Telephone (202) 776-7800


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                                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                        Proposed                Proposed
                                                        maximum                 maximum                   Amount of
Title of securities          Amount to be               offering                aggregate               registration
 to be registered             registered              price per share         offering price(1)              fee
--------------------------------------------------------------------------------------------------------------------
Plan Interests                  (2)

Common Stock
$10 par value                 100,000                       N/A               $10,046,875                $3,045
                              Shares

--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with the Rule 457(h)(1) on the basis of the average of the high and low prices reported on NASDAQ/NMS on October 31, 1997 (within 5 business days of the date of filing the registration statement).

(2)  Indeterminate amount pursuant to Rule 416(c)

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

     (a) The registrant's annual report on Form 10-K for the year ended December 31, 1996.
     (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.
     (c) The section captioned "Description of Common Stock of the Holding Company" as set forth on page 28 of the registrant's Rule 424 prospectus dated September 13, 1984, as contained in registrant's Form S-14 registration statement File No. 2-78795.

All documents subsequently filed by the registrant and the National Bank of Alaska Profit Sharing and 401(k) Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Names Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations. Article Tenth of the registrant's Articles of Incorporation provides that the Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article VI, Section 1 of the registrant's bylaws provides for indemnification of any director, officer, employee, or agent of the registrant who was or is a party or is threatened to be made a party with respect to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 2 of Article VI of the bylaws provides indemnification of any director, officer, employee, or agent of the registrant who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the registrant, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the registrant and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of his duty to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 4 provides that such indemnification should be made of the registrant only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he had met the applicable standard of conduct set forth in Sections 1 and 2. The determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Additionally, Article "Thirteenth" of the registrant's certificate of incorporation (as amended in March 1988) provides that "a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit." Article Thirteenth also provides that (a) if the Delaware law is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the registrant shall be limited to the fullest extent permitted by the amended Delaware law and (b) any repeal or modification of Article Thirteenth by the stockholders of the registrant shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the registrant existing at the time of the repeal or modification.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Pursuant to Instruction (b) under Item 8 of Form S-8, the registrant undertakes that it will submit or has submitted, the National Bank of Alaska Profit Sharing and 401(k) Plan (the "Plan") and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission
                                      - 4 -
     by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on October 21, 1997.

                                                National Bancorp of Alaska, Inc.



                                                By: /s/ Terry S. Kipp
                                                --------------------------------
                                                Terry S. Kipp, Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward B. Rasmuson, Richard Strutz and Gary Dalton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                  Title                                                Date
         ---------                  -----                                                ----
/s/ Edward B. Rasmuson              Chairman of the Board and Director                   October 21, 1997
------------------------
Edward B. Rasmuson                  (Principal Executive Officer)

/s/ Richard Strutz                  President and Director (Principal                    October 21, 1997
------------------------
Richard Strutz                      Financial Officer)

/s/ Gary Dalton                     Senior Vice President (Principal                     October 21, 1997
------------------------
Gary Dalton                         Accounting Officer)

/s/ Donald B. Abel, Jr.             Director                                             October 21, 1997
------------------------
Donald B. Abel, Jr.



         Signature                  Title                                                Date
         ---------                  -----                                                ----


/s/ Gary M. Baugh                   Director                                             October 21, 1997
------------------------
Gary M. Baugh

/s/ Carl F. Brady, Jr.              Director                                             October 21, 1997
------------------------
Carl F. Brady, Jr.

/s/ Alec W. Brindle                 Director                                             October 21, 1997
------------------------
Alec W. Brindle

/s/ Sharon Wikan                    Director                                             October 21, 1997
------------------------
Sharon Wikan

/s/ James O. Campbell               Director                                             October 21, 1997
------------------------
James O. Campbell

/s/ Jeffry J. Cook                  Director                                             October 21, 1997
------------------------
Jeffry J. Cook

/s/ Patrick S. Cowan                Director                                             October 21, 1997
------------------------
Patrick S. Cowan

/s/ Roy Huhndorf                    Director                                             October 21, 1997
------------------------
Roy Huhndorf

/s/ James H. Jansen                 Director                                             October 21, 1997
------------------------
James H. Jansen

/s/ Donald L. Mellish               Director                                             October 21, 1997
------------------------
Donald L. Mellish

------------------------            Director                                             __________, 1997
Emil Notti

/s/ Howard R. Nugent                Director                                             October 21, 1997
------------------------
Howard R. Nugent

/s/ Tennys B. Owens                 Director                                             October 21, 1997
------------------------
Tennys B. Owens

/s/ Eugene A. Parrish, Jr.          Director                                             October 21, 1997
------------------------
Eugene A. Parrish, Jr.

/s/ J. Michael Pate                 Director                                             October 21, 1997
------------------------
J. Michael Pate

                                      - 7 -


         Signature                  Title                                                Date
         ---------                  -----                                                ----



/s/ Martin R. Pihl                  Director                                             October 21, 1997
------------------------
Martin R. Pihl

/s/ Edward F. Randolph              Director                                             October 21, 1997
------------------------
Edward F. Randolph

/s/ John Schaeffer                  Director                                             October 21, 1997
------------------------
Major General
  John Schaeffer (Ret.)

/s/ Michael K. Snowden              Director                                             October 21, 1997
------------------------
Michael K. Snowden

/s/ George S. Suddock               Director                                             October 21, 1997
------------------------
George S. Suddock

/s/ Richard A. Wien                 Director                                             October 21, 1997
------------------------
Richard A. Wien


By:
   ---------------------
      , Attorney-in-Fact


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on October 21, 1997.

                         National Bank of Alaska Trust Department
                         Administrator of the National Bank of Alaska Profit
                           Sharing and 401(k) Plan


                         BY: /s/ Roderick R. Shipley
                             ---------------------------------------------
                             Roderick R. Shipley
                             Senior Vice President - Trust Department

                                  EXHIBIT INDEX


                                                                                     Page Number in
                                                                                       Sequential
No.                                   Description                                   Numbering System
---                                   -----------                                   ----------------

4.1                 Article Fourth of Certificate of Incorporation of
                    National Bancorp of Alaska, Inc. filed with the Delaware Secretary of State on June 21, 1982 (filed herewith)

4.2 Certificate of Amendment filed on November 4, 1992, amending Article Fourth (A) of the Certificate of Incorporation of National Bancorp of Alaska, Inc.
                    (filed herewith)

4.3 Certificate of Amendment filed April 22, 1997, amending Article Fourth (C) of the Certificate of Incorporation of National Bancorp of Alaska, Inc.
                    (filed herewith)

5.1 Opinion of Duane, Morris & Heckscher LLP regarding the legality of the securities being registered (filed herewith)

23.1                Consent of Deloitte & Touche LLP, Certified Public
                    Accountants (filed herewith)

23.2                Consent of Duane, Morris & Heckscher LLP
                    (contained in their opinion filed as Exhibit 5.1)


                                      - 9 -